Exhibit 99.4

Execution Version

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is entered into as of December 20, 2007 by and among Pinnacle Data Systems, Inc., an Ohio corporation (the “Company”), Lake Street Fund, LP (the “Lead Investor”), Berlin Financial, Ltd. and MidSouth Investor Fund, L.P. (each an “Investor” and together with the Lead Investor, the “Investors”), and Bank of New York (the “Escrow Agent”).

BACKGROUND INFORMATION

A. The Company and the Investors have entered into a certain Securities Purchase Agreement dated as of December 20, 2007, a copy of which is attached as Exhibit A (the “Purchase Agreement”), pursuant to which each Investor agreed, among other things, to purchase from the Company, and the Company agreed, among other things, to sell to the Investors, certain shares of Common Stock and Warrants as set forth in the Purchase Agreement. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given them in the Purchase Agreement.

B. Pursuant to Section 4.11 of the Purchase Agreement, the Company and the Investors agreed to deposit in escrow: (i) cash in the amount of $1,200,000.00 (the “Cash”), (ii) three (3) certificates for an aggregate of 600,000 shares of Common Stock (the “Stock Certificates”), (iii) three (3) warrants to purchase an aggregate of 180,000 shares of Common Stock (the “Warrants”), and (iv) assignment instruments, duly executed by each Investor, transferring and assigning the Stock Certificates and the Warrants to the Company (the “Assignment Instruments”), with an escrow agent on the terms and conditions set forth in this Agreement.

C. The Cash is intended to be used by the Company to complete the acquisition of substantially all of the equity or the assets of Aspan Computer Repair Laboratories B.V., a Netherlands entity (the “Aspan Acquisition”), which acquisition is intended to be consummated no later than February 29, 2008.

D. The parties to this Agreement desire to establish the terms and conditions pursuant to which the Cash, the Stock Certificates, the Warrants and the Assignment Instruments (collectively, the “Escrowed Property”) will be deposited, held in and distributed from escrow.

PROVISIONS

NOW, THEREFORE, in consideration of the foregoing Background Information and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to escrow the Escrowed Property with the Escrow Agent on the following terms and conditions:

1. Appointment of Escrow Agent. The Escrow Agent, with an address of 101 Barclay Street, 8W, New York, New York, 10286, is hereby appointed as escrow agent for the Company and the Investors and is hereby authorized and empowered to effectuate this Agreement on the terms and conditions set forth herein. By acceptance of this Agreement, the Escrow Agent agrees to such appointment and agrees to perform the obligations of the Escrow Agent in accordance with this Agreement.

2. Deposit of Escrowed Property. Upon execution of this Agreement, the Investors will deposit the Cash and the Assignment Instruments, and the Company will deposit the Stock Certificates and the Warrants, with the Escrow Agent. The Escrow Agent agrees to hold the Escrowed Property and, subject to the terms and conditions of this Agreement, will (a) invest and reinvest the Cash and the proceeds of the Cash consistent with the provisions of Section 3, and (b) hold the Stock Certificates, the Warrants and the Assignment Instruments in a separate account.

3. Investment of Cash. During the term of this Agreement, the Cash shall be invested by the Escrow Agent in Dreyfus Treasury Prime Cash Management Fund #592 or such successor or similar investment fund as is agreed to in writing by the Company, the Lead Investor and the Escrow Agent. The Escrow Agent is hereby authorized to execute purchases and sales of investments through facilities of its own trading or capital markets operations or those of any affiliated entity. The Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required disbursements under this Agreement.

4. Earnings. No part of the earnings and gains on and investment income from the Cash (the “Earnings”) shall become a part of the Escrowed Property. Rather, the Earnings shall be separately held and invested and reinvested consistent with this Agreement, and shall be distributed upon termination of this Agreement consistent with Section 6.

5. Duties and Adverse Claims. The duties and obligations of Escrow Agent under this Agreement shall be determined solely by the express provisions of this Agreement. No implied duties of the Escrow Agent shall be read into this Agreement and the Escrow Agent shall not be subject to or obligated to recognize any other agreement between, or direction or instruction of, any or all of the other parties to this Agreement, nor shall the Escrow Agent be required to determine if any person or entity has complied with any such agreements, or direction or instruction. In no event shall the Escrow Agent be required to notify or obtain the consent, approval, authorization or order of any court or governmental body with respect to the transactions contemplated by this Agreement.

6. Disposition of Escrowed Property. The Escrow Agent shall hold the Escrowed Property until such time as the Escrow Agent shall have received written instructions executed by both the Company and the Lead Investor (a) informing the Escrow Agent that the Aspan Acquisition will close, in which case the Escrow Agent shall promptly, but in any event no later than the following business day, deliver the Cash and the Earnings to the Company and the Stock Certificates, the Warrants and the Assignment Instruments to the Lead Investor, or (b) informing the Escrow Agent that the Aspan Acquisition will not close, in which case the Escrow Agent shall promptly deliver the Cash to the Lead Investor and the Earnings, the Stock Certificates, the Warrants and the Assignment Instruments to the Company. In the event that no such written instructions are received by the Escrow Agent on or before May 20, 2008, the Escrow Agent shall promptly deliver the Cash and the Earnings to the Lead Investor and the Stock Certificates, the Warrants and the Assignment Instruments to the Company. Upon delivery of the Escrowed Property as provided above, this Agreement shall terminate.

7. Escrow Agent’s Liability Limited. The Escrow Agent shall not be liable to anyone whatsoever by reason of any error of judgment or for any act done or step taken or omitted by it in good faith or for any mistake of fact or law or for anything that it may do or refrain from doing in connection with this Agreement unless caused by or arising out of its own gross negligence, willful misconduct or fraud. The Escrow Agent shall not be required to institute legal proceedings of any kind. The Escrow Agent shall be under no responsibility with respect to the Escrowed Property other than to faithfully follow the instructions contained in this Agreement. The Escrow Agent shall be fully protected in acting in accordance with any written instructions given to it under this Agreement and believed by it to have been signed by the proper party.

8. Indemnification of Escrow Agent. The Company and the Investors jointly and severally shall indemnify and hold the Escrow Agent harmless as to any liability incurred by it by reason of its having accepted such appointment or in carrying out the terms of this Agreement and shall reimburse the Escrow Agent for all of its reasonable costs and expenses, including, among other things, attorneys’ fees and expenses, incurred by reason of any matter as to which an indemnity is paid. Notwithstanding the foregoing, no indemnity need be paid in case of the Escrow Agent’s gross negligence or willful misconduct. The indemnity set forth in this Section 8 will survive the resignation or removal of the Escrow Agent or the termination of this Agreement.

9. Reliance by Escrow Agent on Documents. Escrow Agent shall be entitled to rely upon and shall be protected in acting in reliance upon any instructions or directions furnished to it in writing or pursuant to any provisions of this Agreement and shall be entitled to treat as genuine, and as the document it purports to be, any letter, paper, facsimile or other document furnished to it and believed by it to be genuine and to have been signed and presented by the proper party or parties.

10. Interpleader.

a. The Company and the Investors specifically agree that the Escrow Agent is not obligated to distribute the Escrowed Property except as provided in Section 6 of this Agreement. If any question exists as to the disposition of the Escrowed Property, the Escrow Agent may demand from the Company and the Investors joint written instructions as to the disposition of the Escrowed Property. If no such joint written instructions are received by the Escrow Agent within twenty-one (21) days of such demand, the Escrow Agent may, at its sole discretion, either continue to hold the Escrowed Property, without liability to any party for so doing, or act in accordance with Section 10(b).

b. If, after request therefor as provided in Section 10(a), the Escrow Agent does not timely receive joint written instructions pertaining to the disposition of the Escrowed Property, the Escrow Agent may, by written notice to the Company and the Investors, demand that the Company and the Investors enter binding arbitration or litigation to determine to whom the Escrowed Property should be distributed. Alternatively, the Escrow Agent may file suit in interpleader in the proper court for the purpose of having the respective rights of the Company and the Investors adjudicated. The Escrow Agent, upon initiation of such suit, may deliver to the court the Escrowed Property and upon giving notice thereof to the Company and the Investors, the Escrow Agent shall be fully released and discharged from all further obligations under this Agreement with respect to the Escrowed Property.

c. The Company and the Investors agree to pay to the Escrow Agent, in equal shares, all reasonable costs and reasonable attorney’s fees incurred by the Escrow Agent in connection with this Agreement, including but not limited to, those incurred in the resolution of disputes over the Escrowed Property or incurred in connection with any interpleader action, but excluding those incurred on account of the Escrow Agent’s gross negligence, willful misconduct or fraud.

11. Escrow Fee. The Escrow Agent is entitled to compensation for performing the duties and obligations imposed under this Agreement in accordance with the fee schedule attached to this Agreement as Exhibit B. The Company shall pay the fees charged by the Escrow Agent for performing its services.

12. Miscellaneous.

a. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

b. This Agreement shall be construed, interpreted, and governed by the law of the State of Ohio without reference to conflict of law principles. The parties agree that any dispute arising under this Agreement to which the Escrow Agent is a party shall be heard only by a court of competent jurisdiction in the Southern District of the State of New York. In any such instance, the parties waive any right to object to venue in the Southern District of the State of New York for any reason whatsoever, including, but not limited to, forum non conveniens, lack of personal jurisdiction, or improper venue.

c. This Agreement is binding upon and shall inure to the benefit of the respective parties hereto, and their respective heirs, legal representatives, successors and assigns.

d. Any notice required or permitted hereunder shall, unless otherwise expressly provided, be in writing and be deemed to have been properly given, served and received (i) if delivered by messenger, when delivered, (ii) if mailed, on the fifth day after deposit in the United States Mail, certified or registered, postage prepaid, return receipt requested, (iii) if delivered by commercial overnight courier, freight prepaid, the next day after delivery to such courier (unless delivered to such courier on Saturday, in which case on the second day after delivery to such courier), or (iv) if delivered by electronic facsimile transmission, upon confirmed transmittal, in every case addressed to the party to be notified as follows:

If to the Company:	Pinnacle Data Systems, Inc.
6600 Port Road
Groveport, Ohio 43125
Attn: George Troutman, CFO
Fax: (614) 409-1042

With a copy to:	Schottenstein Zox & Dunn
250 West Street, Suite 700
Columbus, Ohio 43215
Attn: Michael S. Jordan, Esq.
Fax: (614) 222-3448

If to an Investor:	To the Lead Investor at:
Lake Street Fund, LP
1224 East Green Street, Suite 200
Pasadena, California 91106
Attn: Scott Hood
Fax: (626) 796-8990

If to the Escrow Agent:	Bank of New York
101 Barclay Street, 8W
New York, New York 10286
Attn: Matthew Louis
Fax: (212) 815-5877

e. This Agreement is made and entered into for the sole benefit of the parties to this Agreement, and no other person or persons shall have any right to any portion of the Escrowed Property, other than expressly provided in this Agreement.

f. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one document, binding on all parties notwithstanding that not all parties may have executed the same counterpart.

[signatures appear on the following counterpart pages]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

COMPANY:	INVESTORS:

Pinnacle Data Systems, Inc.,	Lake Street Fund, LP,
an Ohio corporation	a limited partnership

By:	By:
Michael R. Sayre, President and CEO	Title:

Berlin Financial, Ltd.,
an Ohio limited liability company

By:
Thomas G. Berlin, Managing Member

MidSouth Investor Fund, L.P.,
a Tennessee limited partnership

By:
Title:

The undersigned accepts the appointment as the Escrow Agent under the foregoing Agreement and agrees to undertake and perform the obligations imposed upon the Escrow Agent under the Agreement.

ESCROW AGENT:

BANK OF NEW YORK

By:
Title:

Signature Page to

Escrow Agreement

EXHIBIT A

SECURITIES PURCHASE AGREEMENT

(see attached)

EXHIBIT B

ESCROW AGENT FEES

(see attached)